REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Trustees of Nicholas-Applegate Institutional Funds

    We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the following series of Nicholas-
Applegate Institutional Funds: Worldwide Growth Fund,
Global Blue Chip Fund, Global Technology Fund, Global
Health Care Fund, International Core Growth Fund,
International Small Cap Growth Fund, Emerging Countries
Fund, Pacific Rim Fund, Latin America Fund, Large Cap
Growth Fund, Mid Cap Growth Fund, Small Cap Growth
Fund, Mini Cap Growth Fund, Value Fund, Convertible
Fund, High Quality Bond Fund and High Yield Bond Fund
(collectively the "Funds") as of March 31, 2001, and the related statements of operations, the statements of changes in net assets and the financial highlights for the respective periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and the financial highlights. Our procedures included confirmation of securities owned as of March 31, 2001, by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective series of Nicholas-Applegate
Institutional Funds, named above, as of March 31, 2001, the results of their operations, changes in their net assets and the financial highlights for the periods indicated therein, in conformity with accounting principles generally accepted in the United States.

May 4, 2001